EXHIBIT 21.1

                     Subsidiaries of The Coca-Cola Company
                            As of December 31, 2002

                                                        Organized    Percentages
                                                          Under       of Voting
                                                         Laws of:       Power
                                                        ----------   -----------
The Coca-Cola Company                                   Delaware
   Subsidiaries:

   Barq's, Inc.                                         Mississippi     100
   Bottling Investments Corporation                     Delaware        100
     ACCBC Holding Company                              Georgia         100
   Caribbean Refrescos, Inc.                            Delaware        100
     CRI Financial Corporation, Inc.                    Delaware        100
   Coca-Cola Oasis, Inc.                                Delaware        100
     Caribbean International Sales Corporation, Inc.    Nevada          100
     Carolina Coca-Cola Bottling Investments, Inc.      Delaware        100
   Coca-Cola Financial Corporation                      Delaware        100
   Coca-Cola Interamerican Corporation                  Delaware        100
     FTZ Coca-Cola Industrias S.A.                      Costa Rica      100
     Montevideo Refrescos, S.A.                         Uruguay         100
   Coca-Cola South Asia Holdings, Inc.                  Delaware        100
     Coca-Cola (China) Investment Ltd.                  China           100
       Coca-Cola (China) Beverages Limited              China           100
     Coca-Cola Beverages Vietnam                        Vietnam          77.70
     Coca-Cola India Limited                            India           100
     Coca-Cola (Thailand) Limited                       Thailand        100
   Coca-Cola Tea Products Co. Ltd.                      Japan           100
   CTI Holdings, Inc.                                   Delaware        100
     55th & 5th Avenue Corporation                      New York        100
   F&NCC (Singapore) Pte. Ltd.                          Singapore       100
   Odwalla, Inc.                                        Delaware        100
   Piedmont Partnership Holding Company                 Delaware        100
   The Coca-Cola Export Corporation                     Delaware        100
     Atlantic Industries                                Cayman Islands  100
       Coca-Cola Holdings (Asia) Limited                Japan           100
       Schweppes Namibia (Prop) Ltd.                    Namibia         100
     Barlan, Inc.                                       Delaware        100
       Caribbean Bottlers (Trinidad & Tobago) Ltd.      Trinidad and    100
                                                        Tobago
       Coca-Cola Drikker AS                             Norway          100
       Hindustan Coca-Cola Holdings Pvt. Ltd.           India           100
         Hindustan Coca-Cola Beverages Pvt. Ltd.        India           100
       S.A. Coca-Cola Financial Services N.V.           Belgium          99.20
       Soft Drinks Holdings S.N.C.                      France          100
       Varoise de Concentres S.A.                       France          100
       Worldwide Creative Services                      Delaware        100
     Beverage Products, Ltd.                            Delaware        100
       Beverage Brands, S.A.                            Peru             50
         Corporacion Inca Kola                          Peru             50
     CCHBC Grouping Inc.                                Delaware        100



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                     Subsidiaries of The Coca-Cola Company
                            As of December 31, 2002

continued from page 1
---------------------
                                                         Organized   Percentages
                                                          Under       of Voting
                                                         Laws of:       Power
                                                         ---------   -----------

     Coca-Cola Beverages Japan                           Japan           100
     Coca-Cola Bottlers of Sweden                        Sweden          100
     Coca-Cola Canners of Southern Africa (Pty) Limited  South Africa     51.55
     Coca-Cola China Limited                             Hong Kong       100
     Coca-Cola Computer Services Ges.m.b.H.              Austria         100
     Coca-Cola de Argentina S.A.                         Argentina       100
     Coca-Cola de Chile S.A.                             Chile           100
     Coca-Cola de Colombia, S.A.                         Colombia        100
     Coca-Cola East Africa Limited                       Kenya           100
     Coca-Cola Erfrischungsgetraenke AG                  Germany          80
     Coca-Cola G.m.b.H.                                  Germany         100
     Coca-Cola Ges.m.b.H.                                Austria         100
     Coca-Cola Holdings West Japan, Inc.                 Japan           100
     Coca-Cola Industrias Ltda.                          Brazil          100
       Recofarma Industria do Amazonas Ltda.             Brazil          100
     Coca-Cola Ltd.                                      Canada          100
       The Minute Maid Company Canada Inc.               Canada          100
     Coca-Cola (Japan) Company, Limited                  Japan           100
     Coca-Cola Korea Company, Limited                    Korea           100
     Coca-Cola Nigeria Limited                           Nigeria         100
     Coca-Cola Overseas Parent Limited                   Delaware        100
       Coca-Cola Holdings (Overseas) Limited             Delaware and    100
                                                         Australia
     Coca-Cola Southern Africa (Pty) Limited             South Africa    100
     Companhia Mineira de Refrescos Ltda.                Brazil          100
     Conco Limited                                       Cayman Islands  100
     International Beverages                             Ireland         100
     Refreshment Product Services, Inc.                  Delaware        100
       Beverage Services Ltd.                            England and     100
                                                           Wales
       Coca-Cola Holdings (Nederland) B.V.               Netherlands     100
       Coca-Cola Holdings (United Kingdom) Limited       England and     100
                                                           Wales

       Coca-Cola Hungary Services, Ltd.                  Hungary          90
       Coca-Cola Italia SRL                              Italy           100
       Coca-Cola Mesrubat Pazarlama ve Danismanlik
           Hizmetleri A.S.                               Turkey          100
       Coca-Cola Norge A/S                               Norway          100
       Coca-Cola Servicios de Venezuela C.A.             Venezuela       100
       Coca-Cola South Pacific Pty. Limited              Australia       100
       Soft Drink Services Co.                           Delaware        100
         SA Coca-Cola Services NV                        Belgium         100
     Refrescos Envasados S.A.                            Spain           100


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


                     Subsidiaries of The Coca-Cola Company
                            As of December 31, 2002


continued from page 2
---------------------


                                                         Organized   Percentages
                                                          Under       of Voting
                                                         Laws of:       Power
                                                         ---------   -----------


       Compania de Servicios de Bebidas Refrescantes SLR  Spain           99.99
     Refrescos Guararapes Ltda.                           Brazil          100
     Refrigerantes Minas Gerais                           Brazil          100
     The Inmex Corporation                                Florida         100
       Servicios Integrados de Administracion
           y Alta Gerencia, S.A. de C.V.                  Mexico          100


Other subsidiaries whose combined size is not significant:
      9 domestic wholly owned subsidiaries consolidated
    118 foreign wholly owned subsidiaries consolidated
      3 foreign majority-owned subsidiaries consolidated




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